UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2006

WHO'S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3131 Camino Del Rio North, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (619) 284-4807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On April 27, 2006 Company reached an Equity financing agreement with Around the Clock Partners, LP (ATC). Under the agreement ATC will receive restricted shares of Common stock of the Company, with Registration rights, and five-year warrants to purchase common stock of the Company. A portion of the proceeds will be used to retire the Callable Secured Convertible Notes dated April 29, 2005 and the Filing Notes dated October 5, 2005 with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the Holders). This will remove $1,750,000 of long-term debt from the balance sheet of the Company.

A complete copy of the original “Securities Purchase Agreement,” amendments and other documents related to the Holders are filed with the SEC as exhibits to our Current Reports on Form 8-K Dated May 6, 2005, October 7, 2005 and April 18, 2006.

The Company will be requesting confidential treatment of this Equity financing agreement with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHO'S YOUR DADDY, INC.

Date: May 3, 2006	By:	/s/ Dan Fleyshman
	Title:	Dan Fleyshman, President